Private and Confidential

This Line of Credit AGREEMENT, (the “Agreement”) made as of the last executed date below (the “Effective Date”), by and among Rampoldi Inc. and Geopulse Exploration Inc. with a principal address 6565 Americas Parkway NE, Suite 200 Albuquerque NM  87110 a public vehicle organized in the State of Nevada and traded under the symbol “GPLS” (the “Company”).

W I T N E S S E T H:

WHEREAS, the Company wishes to secure a Line of Credit for operational expenses.

WHEREAS, Rampoldi Inc. wishes to provide a Line of Credit for a set annual return with the option of acquiring common shares in the Company under certain circumstances.

NOW, THEREFORE, in consideration of the mutual promises, covenants, and representations contained herein, and subject to the terms and conditions hereof, the Parties agree as follows:

Agreement to Provide a Line of Credit

1.

Rampoldi Inc. agrees to provide a Line of Credit up to $250 000 from the Effective Date forward. Rampoldi Inc. will provide the Company with cash loans on a continual basis as requested. The cash loans will bear a 10% annual interest rate from the day they are posted to the Company bank account.

2.

Rampoldi Inc. may ask for repayment of the loans at anytime, either in partial or full form. The Company will be allowed a four-month time frame to fulfill this request.

3.

If the Company cannot fulfill Rampoldi Inc.’s request within four months, Rampoldi Inc. will be allowed to exchange every $0.07 of debt into one common share of Geopulse Exploration Inc. Share restrictions may apply to these shares.

4.

The Company may at anytime pay off the full principal or partial principle, of the loan with interest.

a)

This agreemnt is in accordance to the terms and conditions set forth in Section 3 herein.

b)

Closing. from the Effective Date (the “Closing”) the Parties shall perform, in order:

c)

shall deliver to Rampoldi Inc. a copy of this Agreement executed by The Company;

d)

Rampoldi Inc. shall deliver a fully executed copy of this Agreement to The Company;

e)

The Company shall execute a resolution approving the terms of this Agreement through which The Company, or The Company’s designee, is appointed as a Director and Officer of the Company (the “Appointment”);

5.

Payment Terms.

a)

Rampoldi Inc. will wire the Company funds as requested as soon as reasonably possible. The company will provide all wire instructions as needed.

b)

Representations and Warranties The Company hereby represents and warrants, from the Effective Date, to Rampoldi Inc. that the statements in the following paragraphs are all true and complete as of the date hereof:

c)

Title to Stock.  The Company is the record and beneficial owner and has sole managerial and dispositive authority with respect to the Stock and has not granted any person a proxy that has not expired or been validly withdrawn.  The sale and delivery of the Stock to Rampoldi Inc. pursuant to this Agreement will vest in The Company the legal and valid title to the Stock, free and clear of all liens, security interests, adverse claims or other encumbrances of any character whatsoever (“Encumbrances”) (other than Encumbrances created by The Company and restrictions on resales of the Stock under applicable securities laws).

d)

Liabilities of the Company. The Company makes no representation as to the existence or non-existence of liabilities of the Company except as explicitly stated in this Agreement. Rampoldi Inc. is solely responsible for conducting its own due diligence with respect to the Company and its liabilities and for gathering enough information upon which to base an investment decision in the Stock.  Rampoldi acknowledges that:

(i)

The Company has made no representations with respect to the Company or its status except as explicitly stated in this Agreement; and,

(ii)

the “Agreement” is being sold “as is”.

e)

Full Power and Authority. The Company represents that it has full power and authority to enter into this Agreement.

f)

Representations and Warranties.

Rampoldi Inc. hereby represents and warrants to the Company that the statements in the following paragraphs of this

Section are all true and complete as of the date hereof:

g)

Rampoldi Inc. attests that the funds to be transferred are not the proceeds of nor are intended for or being transferred in the furtherance of any illegal activity or activity prohibited by federal or state laws. Such activity may include, but is not limited to: financial misconduct; environmental crimes; activity involving drugs and other controlled substances; counterfeiting; espionage; kidnapping; smuggling; copyright infringement; entry of goods into the United States by means of false statements; terrorism; terrorist financing or other material support of terrorists or terrorism; arms dealing; bank fraud; wire fraud; mail fraud; concealment of assets or any effort by conspiracy or otherwise to defeat, defraud or otherwise evade, any party or the Court in a bankruptcy proceeding, a receiver, a custodian, a trustee, a marshal, or any other officer of the court or government or regulatory official; bribery or any violation of the Foreign Corrupt Practices Act; trading with enemies of the United States; forgery; or fraud of any kind.  The Company further warrants that all transfers of monies will be in accordance with the Money Laundering Control Act of 1986 as amended.

h)

Full Power and Authority.  Rampoldi Inc. represents that it has full power and authority to enter into this Agreement.

i)

Information Concerning Rampoldi Inc,-     the Company  has conducted its own due diligence with respect to Rampoldi Inc. and its liabilities and believes it has enough information upon which to base an investment decision.

j)

No Oral Representations.  No oral or written representations have been made other than or in addition to those stated in this Agreement. The Company is not relying on any oral statements made by Rampoldi Inc., Rampoldi Inc.'s representatives, employee’s or affiliates.

k)

Restricted Securities.

Rampoldi Inc. understands that the Stock may be  characterized as “restricted securities” under the Act inasmuch as they were acquired from the Company in a transaction not involving a public offering.

l)

Compliance.  The Company shall comply with all applicable securities laws, rules and regulations regarding this Agreement, the Merger and all related transactions, including but not limited to filing any forms required by the U.S. Securities and Exchange Commission.

6.

Covenant Not to Sue; Indemnification.

a)

In consideration of this Agreement and the consideration to The Company and Company granted herein, The Company and Company covenant and agree, for themselves and for their agents, employees, legal representatives, heirs, executors or assigns (the “The Company Covenantors”), to refrain from making, directly or indirectly, any claim or demand, or to commence, facilitate commencement or cause to be prosecuted any action in law or equity against Rampoldi Inc., its members, officers, directors, agents, employees, attorneys, accountants, consultants subsidiaries, successors, affiliates and assigns (collectively the “Rampoldi Inc. Covenantees”), on account of any damages, real or imagined, known or unknown, which The Company Covenantors ever had, has or which may hereafter arise with respect to any and all disputes, differences, controversies or claims arising out of or relating to this Agreement and the transactions contemplated hereby, including but not limited to any question regarding the existence, content, validity or termination of this Agreement. The terms and conditions of this Section 7(a) shall be a complete defense to any action or proceeding that may be brought or instituted by The Company Covenantors against Rampoldi Inc. Covenantees, and shall forever be a complete bar to the commencement or prosecution of any action or proceeding with regard to this Agreement by The Company Covenantors against Rampoldi Inc. Covenantees.

b)

Indemnification. The Company Covenantors shall indemnify and hold harmless Rampoldi Inc. Covenantees from and against any and all losses, damages, expenses and liabilities (collectively “Liabilities”) or actions, investigations, inquiries, arbitrations, claims or other proceedings in respect thereof, including enforcement of this Agreement (collectively “Actions”) (Liabilities and Actions are herein collectively referred to as “Losses”).   Losses include, but are not limited to all reasonable legal fees, court costs and other expenses incurred in connection with investigating, preparing, defending, paying, settling or compromising any suit in law or equity arising out of this Agreement or for any breach of this Agreement notwithstanding the absence of a final determination as to a The Company’s  obligation to reimburse any of Rampoldi Inc. Covenantees for such Losses and the possibility that such payments might later be held to have been improper.

7.

Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, U.S.A. without giving effect to any other choice or conflict of law provision that would cause the application of the laws of any other jurisdiction other than the State of Nevada.

8.

Term / Survival.  The terms of this Agreement shall be effective as of the Effective Date, and continue until such time as the payment and all other amounts due hereunder are fully satisfied, however; the terms, conditions, and obligations hereof shall survive the termination of this Agreement.

9.

Successors and Assigns.  The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties, except that The Company may not assign or transfer any of its rights or obligations under this Agreement.

10.

Counterparts.

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.  A telefaxed copy of this Agreement shall be deemed an original.

11.

Headings.  The headings used in this Agreement are for convenience of reference only and shall not be deemed to limit, characterize or in any way affect the interpretation of any provision of this Agreement.

12.

Costs, Expenses. Each party hereto shall bear its own costs in connection with the preparation, execution and delivery of this Agreement.

13.

Modifications and Waivers.  No change, modification or waiver of any provision of this Agreement shall be valid or binding unless it is in writing, dated subsequent to the Effective Date of this Agreement, and signed by both The Company and Rampoldi Inc.. No waiver of any breach, term, condition or remedy of this Agreement by any party shall constitute a subsequent waiver of the same or any other breach, term, condition or remedy.  All remedies, either under this agreement, by law, or otherwise afforded The Company shall be cumulative and not alternative.

14.

Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision(s) shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

15.

Entire Agreement.   This Agreement constitutes the entire agreement and understanding of the Parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings duties or obligations between the parties with respect to the subject matter hereof.

16.

Further Assurances.  From and after the date of this Agreement, upon the request of The Company or Rampoldi Inc., The Company and Rampoldi Inc. shall execute and deliver such instruments, documents or other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

17.

Notices. All notices or other communications required or permitted by this Agreement shall be in writing and shall be deemed to have been duly received:

a)

if given by telecopier, when transmitted and the appropriate telephonic confirmation received if transmitted on a business day and during normal business hours of the recipient, and otherwise on the next business day following transmission,

b)

if given by certified or registered mail, return receipt requested, postage prepaid, three business days after being deposited in the U.S. mails and

c)

if given by courier or other means, when received or personally delivered, and, in any such case, addressed as indicated herein, or to such other addresses as may be specified by any such Person to the other Person pursuant to notice given by such Person in accordance with the provisions of this Section 20.

18.

Insider Trading. Rampoldi Inc. and The Company certify they have not communicated the nature of the transactions contemplated by the Agreement, are not aware of any disclosure of non-public information concerning said transactions, and are not a party to any insider trading of Company shares.

19.

Binding Arbitration.  In the event of any dispute, claim, question, or disagreement arising from or relating to this agreement or the breach thereof, the Parties hereto shall use their best efforts to settle the dispute, claim question, or disagreement. To this effect, they shall consult and negotiate with each other in good faith and, recognizing their mutual interests, attempt to reach a just and equitable solution satisfactory to both parties. If they do not reach such a solution within a period of sixty (60) days, then, upon notice by either party to the other, all disputes, claims, questions, or disagreements shall be settled by arbitration administered by the American Arbitration Association in accordance with its Commercial Arbitration Rules including the Optional Rules for Emergency Measures of Protection, and judgment on any award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the last date written below.

RAMPOLDI INC.

THE COMPANY

Geopulse Exploration Inc.

Date:Feb 22, 2011

Date: Feb 22, 2011